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                                                                   EXHIBIT 10.6

Enning                                       ENNING BROKERAGE b.v.
                                             Torenstraat 1, 7101 DC Winterswijk
                                             TELEPHONE-NUMBER 0543-516151
                                             Fax-number       0543-522090

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RENT-AGREEMENT  OFFICE-SPACE
AND OTHER BUSINESS-SPACE NOT EX ARTICLE 7A: 1624 BW
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According to the model established by the Board of Real Estate in february
1996.
Referring to this model is exclusively permitted, if the filled in, the added or the deviated text is obviously as such recognizable. Additions and deviations ought to be taken down by preference under the time "special definitions". Liability for injuriously consequences of the use from the text of the model will be excluded by the Board.

EELINKSTRAAT 40 AT WINTERSWIJK
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The undersigned

SIR C.A.R. BONGERS

Established at 7102 EK WINTERSWIJK, VREEHORSTWEG 5

                                      , here-after to be mentioned "lessor",

represented by XXXX

and

RAYFIN b.v.

Established at 7101 JL WINTERSWIJK, EELINKSTRAAT 40

                                      , here-after to be mentioned "tenant",

represented by SIR G.A.W. BONGERS

do agree with the following:

THE RENTED, DESTINATION, USE
1.1 This rent-agreement is related to the business-space, here-after mentioned "the rented", A SECTION OF THE SECURITY EELINKSTRAAT 40 AT WINTERSWIJK,
1.2 The rented may be used exclusively as OFFICE.
1.3 The tenant is not permitted to give an other destination at the rented than defined in 1.2, without previously given permission in writing of the lessor.
1.4 The highest admissible load of the floor(s) from the rented amounts to XXX.

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Enning  RENT-AGREEMENT--following page--Driemarkweg 1A - Winterswijk


CONDITIONS
2.1 Of this agreement are forming part of the general definitions rent-agreement office-space and other business-space not ex article 7A:1624 BW, filed with the registry of the court of justice at 's Gravenhage on 29 february 1996 and registered there under number 34/1996, here-after to be mentioned "general definitions". The contents of these general definitions are known by both parties. The tenant received a copy of this.
2.2 The in 2.1 meanted definitions apply to, except for so far in this agreement has been explicit deviated from that or application of that is not possible with regard to the rented.

DURATION, EXTENSION AND TERMINATION
3.1 This agreement has been contracted for the duration of FIVE years, beginning at 1 MAY 1999 and running until 30 APRIL 2004,
3.2 After expiring of the in 3.1 mentioned period, this agreement will be continued for a connecting period of FIVE years, consequently until 30
    APRIL 2009.
    This agreement will be further continued for connecting periods of FIVE YEAR, every now and then.
3.3 Conclusion of this agreement takes place by a notice just before the end of a rental period with due of observance of a term from at least 12 MONTHS.
3.4 Termination ougth to occur by summons or by a registered letter.
3.5 Conclusion between times of this agreement is possible in a circumstance as mentioned in 7 of the general definitions.

OBLIGATION OF PAYMENT, PERIOD OF PAYING
4.1 The obligation of payment of tenant consists of:
-   The rental payment

4.2 The rental payment amounts to f20.000,- on a yearly base.
    Saying TWENTYTHOUSAND GUILDERS.
4.3 The rental payment will be adapted at first at 1 MAY 2000, and so further yearly on 1 MAY, corresponding 4.1 up to and including 4.2 of the general definitions.
4.4 The compensation for attendant deliveries and services will be defined corresponding 12 of the general definitions. On this compensation will be practised a system of advanced-payments with a settlement afterwards, such as alleged there.
4.5 The payments to do by tenant to lessor are in ONE amount indebted by paying in advance in successively periods of paying as represented in 4.6 and they have to be received fully before or on the first day of the period on which the payments relate to.

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Enning  RENT-AGREEMENT--following page--Driemarkweg 1A - Winterswijk


4.6 Per period of paying of ONE calendarmonth amount to the rental payment

                                                f1.666,67


                                                ---------
    Totally                                     f1.666,67

    Saying ONETHOUSANDSIXHUNDREDSIXTYSIX 67/100 GUILDERS

4.8 In view of the date of entranse of the rent, the first period of paying relates to THE MONTH MAY 1999 and is over this first period indebted amount f1.666,67. The tenant will settle this amount before or at 1 MAY 1999.

PURCHASE TAX

5.1 All amounts mentioned in this agreement are exclusive purchase tax. The tenant is indebted purchase tax over the compensation for attendant deliveries and services. This also applies for the rental payment by taxed hiring. The purchase tax will be charged by the lessor and ought to be settled simultaneously along with the rental payment and the compensation for attendant deliveries and services.

5.2 Parties do agree the lessor does not charge purchase tax over the rental payment to tenant.

5.3 If so agreed that purchase tax will be charged over the rental payment, than tenant grants herewith an irrevocable power of attorney to lessor and its legal successor(s) to present a request also on behalf of him as meant in article 11, term 1 sub B, 50 of the law on the purchase tax 1968 (option-request of taxed hiring). If requested he will also sign this request within 14 days, after he received it from lessor for that purpose and put it in receipt of lessor again.

DELIVERIES AND SERVICES (NOT APPROPRIATE)

6. If through or because of lessor to arrange attendant deliveries and services parties do agree xxx

BANK-GUARANTEE

7. The amount of the under 8.1 of the general definitions meanted bankguarantee amounts to f5.000,--
    Saying FIVETHOUSAND GUILDERS.


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Enning  RENT-AGREEMENT--following page--Driemarkweg 1A - Winterswijk


MANAGER

8.  Until lessor communicates otherwise, as manager appears XXX.

PARTICULAR DEFINITIONS

9. THE ADVANCED PAYMENTS FOR ENERGY WILL BE LAID DOWN ON THE BASIS OF THE RENTED m2.

Thus drawn up and signed in TRIPLICATE


Place, date                                  Place, date



(Lessor)                                     (Tenant)




APPENDIX

- the general definitions

- the bank-guarantee as meant under 7